Exhibit 10.2

SHARE TRANSFER AGREEMENT

dated as of [June 4], 2021

by and between [Wave Sync Corp.]

(“BUYER”)

and

Hudson Capital USA Inc.

("SELLER")

THIS SHARE TRANSFER AGREEMENT (this “Agreement”) is made and entered into on [ June 4 ], 2021 by and between:

1.	Hudson Capital USA Inc., a company organized under the laws of the State of New York (the “Seller”)

AND

2.	Wave Sync Corp., a company organized under the laws of the Delaware (the “Buyer”)

Each of the forgoing parties is referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Seller has entered into Subscription Agreement with Montis Digital Limited (the “Company”) on May 3, 2021 and purchased the certain shares of the Company which was as equivalent to $250,000 USD (the “Certain Shares”).

WHEREAS, Buyer desires to purchase the Shares from Seller and Seller desires to sell the Shares to Buyer on the terms and subject to the conditions set forth in this Agreement and in the agreements attached hereto (the “Transaction”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.	DEFINITIONS and INTERPRETATION

1.1.	Definitions.

As used in this Agreement, the following defined terms shall have the meanings indicated below:

“Business Day” means a day other than a Saturday, Sunday or public holiday in State of New York when banks are open for business.

“Closing” has the meaning ascribed to it in Section 3. “Closing Date” has the meaning ascribed to it in Section 3.1.

“Company” means Montis Digital Limited, whose registered office is at Madison Building, Midtown, Queensway, Gibraltar GX11 1AA, a company organized under the laws of the Gibraltar;

“Encumbrance” means any mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, claim, right, interest or preference granted to any third party, or any other encumbrance or security interest of any kind (or an agreement or commitment to create any of the same);

“Governmental Authority” means any U.S. federal, state or local, or any supra-national, governmental, regulatory or administrative authority or any court, tribunal or judicial or arbitral body;

“Loss” means, without duplication (in each case, excluding punitive, consequential, or indirect losses or damages, lost profits and diminution in value), any and all out-of-pocket losses, liabilities, damages or expenses.

“Transaction” has the meaning set out in the preamble. “USD” , “US$” means United States of American dollars. “Purchase Price” means $250,000.00 USD.

“Transfer Shares” means the all Certain Shares that the Seller has purchased from the Company on May 3, 2021;

1.2.	Interpretation

In this Agreement, unless the context requires otherwise:

1.2.1.	the schedule to this Agreement forms part of this Agreement and shall have effect as if set out in full in the body of this Agreement;

1.2.2.	references to this Agreement or any provision of it or any other document are to this Agreement, that provision or that document as amended from time to time in accordance with the terms of this Agreement or that document or otherwise with the agreement of the relevant parties;

1.2.3.	references to any US legal term or any legal concept or thing shall in respect of any jurisdiction other than US be deemed to include what most nearly approximates in that jurisdiction to the US legal term.

2.	Transfer of the Transfer Shares

2.1.	Transfer

2.1.1.	The Seller as legal and beneficial owner shall transfer the Transfer Shares and its all related rights and obligations to the Buyer subject to the conditions on which the Seller hold the same, and the Buyer (relying on the representations, warranties, undertakings and indemnities contained in this Agreement) hereby agree to accept the transfer of the Transfer Shares and its all related rights and obligations subject to the conditions aforesaid free from all Encumbrances.

2.1.2.	The Buyer shall not be obliged to complete the transfer of any of the Transfer Shares unless the transfer of all the Transfer Shares is completed simultaneously.

2.2.	Consideration

The consideration for the transfer of the Transfer Shares shall be the payment of the Purchase Price on the Closing Date by the Buyer to the Seller.

3.	Closing

3.1.	Closing. The consummation of the purchase and sale of the Transfer Shares at the Closing hereunder (the “Closing”, and the date of the Closing, the “Closing Date”) shall take place remotely via electronic exchange of documents as soon as practicable, but in no event later than three (3) Business Days after all applicable Closing conditions specified in Section 4 hereof having been satisfied or waived, respectively, by the Buyer and the Seller (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver thereof at the Closing), or at such other time and place as the Buyer and Seller may mutually agree in writing.

3.2.	Actions at the Closings. At the Closing, the following actions shall take place, all of which shall be deemed to have occurred simultaneously and no action shall be deemed to have been completed or any document delivered until all such actions have been completed and all required documents have been delivered:

3.2.1.	The Seller shall deliver to the Buyer:

a.	a duly executed instrument of transfer in respect of the Transfer Shares completed in favor of the Buyer;

b.	all share certificates in respect of the Transfer Shares;

c.	copies of the resolutions of the board of directors and shareholders of the Seller, respectively, authorizing and approving (a) this Agreement and (b) the transfer of the Shares;

d.	all powers of attorney or other authorities (if any) under which the instrument of transfer in relation to the Transfer Shares have been executed, together with such other documents as may be required to give a good title to the Transfer Shares and to enable the Buyer to become the registered holder of them; and

e.	such other documents as the Buyer may reasonably request.

3.2.2.	The Buyer shall:

a.	pay and deliver the Purchase Price to the Seller in U.S. dollars by wire transfer of immediately available funds to the Designated Bank Account as set forth in SCHEDULE 2;

b.	deliver to the Seller a duly executed instrument of transfer in respect of the Transfer Shares; and

c.	deliver to the Seller the copies of the resolutions of the board of directors and shareholders of the Buyer, respectively, authorizing and approving (a) this Agreement and (b) the transfer of the Shares.

4.	Condition of Closing

The obligations of Buyer to wire the Purchase Price hereunder are subject to the fulfillment, at or before the Closing (except where specifically required to be fulfilled at Closing), of each of the following conditions, all or any of which may be waived in whole or in part by Buyer in its sole discretion:

4.1.	Representations and Warranties. All representations and warranties set forth in Article 5 and Schedule 1 shall be true and correct as of the Closing Date (except that such representations and warranties that are made as of a specific date need only be true and correct as of such date), except where the failure of any such representations and warranties to be true and correct has not had, individually or in the aggregate, a material adverse effect.

4.2.	Performance. The Seller shall have performed and complied in all material respects with each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Seller at or before the Closing.

4.3.	No Injunctions or Restraints. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated or enforced any law or preliminary or permanent injunction or other Order which is in effect and which restrains, enjoins or otherwise prohibits the validity or legality of the Transaction contemplated by this Agreement.

4.4.	Both Parties has signed this Agreement in accordance with this Agreement.

5.	Warranties

5.1.	Warranties and representations

5.1.1.	The Seller:

a.	the representations and warranties to the Buyer in this Agreement shall be true and correct in all respects and not misleading in any respect as of the Closing Date as though made as of such Closing Date (except that those representations and warranties that address matters only as of a particular date shall have been true and correct in all material respects as of such date); and

b.	acknowledges that the Buyer has entered into this Agreement in reliance on, among other things, the Warranties.

5.1.2.	The Seller shall indemnify the Buyer and keep it indemnified against all claims, damages, losses, outgoings and liabilities whatsoever which may arise out of any breach of the Warranties, together with all costs, charges, interest, penalties and expenses relating thereto.

5.2.	Warranties separate

Each of the paragraphs in the Schedule 1:

5.2.1.	shall be construed as a separate and independent warranty and representation; and

5.2.2.	unless expressly provided in this Agreement, shall not be limited by reference to another paragraph of the Schedule or by any other provision of this Agreement and the Buyer shall have a separate claim and right of action in respect of every breach of a Warranty.

6.	Tax

All sums payable, or consideration given by the Buyer under this agreement are inclusive of any Taxes imposed under the law of the State of New York.

7.	TERMINATION

7.1.	Termination by Both Buyer and Seller. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to Closing by mutual written agreement of Seller and Buyer.

7.2.	Effect of Termination. If validly terminated pursuant to Sections 6.1, this Agreement shall forthwith become null and void and of no further force and effect (other than the provisions of Section 1 (Definitions and Interpretation), this Section 7 (Termination) and Section 10 (Miscellaneous), all of which shall survive termination of this Agreement), and there shall be no liability on the part of Buyer or Seller, provided, however, that no such termination will relieve any Party from liability for any fraud or intentional breach of this Agreement prior to the date of such termination.

8.	RIGHTS AND REMEDIES

Except as expressly provided in this agreement, the rights and remedies provided under this agreement are in addition to, and not exclusive of, any rights or remedies provided by law.

9.	DISPUTE RESOLUTION

9.1.	Governing Law. This Agreement shall be governed and interpreted in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

9.2.	Dispute Resolution. With respect to any claim arising out of this Agreement, each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York, and each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such courts, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party, provided that service of process has been made by any lawful means.

10.	MISCELLANEOUS

10.1.	Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (a) when delivered by hand, if personally delivered, (b) one Business Day after being sent for next Business Day delivery, fees prepaid, when sent via a reputable nationwide overnight courier service, or the second Business Day after being sent for two-Business Day delivery, fees prepaid, when sent internationally via a reputable international courier service, (c) when sent by facsimile, on the date an acknowledgment of sending is produced by the sending facsimile machine, or the first Business Day following such acknowledgment if the date of such acknowledgment is not a Business Day, (d) when sent via email (except where a notice is received stating that such mail had not been successfully delivered) on the date of transmission, or the first Business Day following such transmission if the date of such transmission is not a Business Day – in each case to the intended recipient as set forth below:

If to the Seller:
Hudson Capital USA Inc.

[CONTACT PERSON]; Warren Wang
[ADRESS]; 22 witte pl, west orange, NJ 07052
[E-mail] : warren@hudsoncapitalusa.com

If to the Buyer:
Wave Sync Corp.

[CONTACT PERSON] :Honman Yun
[ADRESS] :19 W 44th St, Suite 1001, New York NY 10036
[E-mail]: man@pxspac.com

Any Party to this Agreement may give any notice or other communication hereunder using any other means (including messenger service or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it is actually received by the Party for whom it is intended. Any Party to this Agreement may change the address to which notices and other communications hereunder are to be delivered by giving the other Parties to this Agreement notice in the manner herein set forth.

10.2.	Entire Agreement. This Agreement, together with all Schedules hereto and the other Transaction Documents constitute the entire understanding among the Parties with respect to the subject matter hereof and thereof, and supersede all other understandings and negotiations with respect thereto.

10.3.	Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

10.4.	Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of the Buyer and Seller.

10.5.	Assignment. No Party to this Agreement may assign its rights or delegate any or all of its obligations under this Agreement without the express prior written consent of each of the other Parties to this Agreement (which consent may be granted or withheld in such Parties’ sole discretion).

10.6.	Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated hereby are consummated, each Party will pay its own costs and expenses.

10.7.	Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

10.8.	Invalid Provisions; Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any Party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

10.9.	Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when each Party hereto shall have received counterparts hereof signed by each of the other Parties. If any signature is delivered by facsimile transmission or by PDF, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf the signature is executed) with the same force and effect as if such facsimile or PDF signature were an original thereof.

[Signature page follows]

THIS AGREEMENT has been executed on the date stated at the beginning.

Hudson Capital USA Inc.

By:	/s/ Warren Wang
	Name:	Warren Wang
Title: CEO

Wave Sync Corp.

By:	/s/ Honman Yun
	Name:	Honman Yun
Title: CFO

Schedule 1

The Warranties

The Seller warrants and represents to the Buyer that:

11.	Transfer Shares

11.1.	It is the sole legal and beneficial owner of the Transfer Shares.

11.2.	There is no Encumbrance on, over or affecting the Transfer Shares and no person has made any claim to be entitled to any right over or affecting the Transfer Shares.

12.	Powers and obligations of the Seller

12.1.	It has the right, power and authority and has taken all action necessary to execute and deliver and to exercise its rights and perform its obligations under this Agreement and each document to be executed at or before Completion.

12.2.	Where necessary this Agreement constitutes and the other documents to be executed by it and delivered at Closing will, when executed, constitute legal, valid and binding obligations of it enforceable in accordance with their respective terms.

12.3.	It is entitled to transfer the full legal and beneficial ownership in the Transfer Shares to the Buyer on the terms set out in this Agreement.

12.4.	No consent, authorization, license or approval of or notice to Governmental Authority or any other person is required to authorize the execution, delivery, validity, enforceability or admissibility in evidence of this Agreement or the performance by it of its obligations under this Agreement. Nor will it be required as a consequence of this Agreement.

13.	Solvency

13.1.	No order has been made and no resolution has been passed for the winding up of it or for a provisional liquidator to be appointed in respect of it and no petition has been presented and no meeting has been convened for the purpose of the winding up of it.

13.2.	No receiver (which expression shall include an administrative receiver) has been appointed in respect of it or in respect of all or any part of its assets.

13.3.	It is not insolvent or unable to pay its debts and neither has it stopped paying its debts as they fall due.

13.4.	No composition in satisfaction of the debts of it or scheme of arrangement of its affairs or compromise or arrangement between it and its creditors or members or any class of its creditors or members has been proposed, sanctioned or approved, and no step is or has been taken to do any of those things.

13.5.	No event analogous to any of the foregoing in respect of it has occurred in or outside the USA.

13.6.	No circumstances have arisen which are likely to result in a transaction to which it is a party being set aside.

13.7.	No unsatisfied judgment is outstanding against it.

Schedule 2

Designated Bank Account

Bank Wire Instructions of the Seller - The Designated Bank Accounts for the Buyer to pay and deliver the Purchase Price to the Seller in accordance with Section 3.22 (a) of the Agreement are as follows:

Beneficiary Name: Hudson Capital USA INC.
Beneficiary Account Number: 655935735

Bank Routing Number (Domestic Wire): 1222-0395-0

Bank Routing (International)/SWIFT: CATHUS6L

Receiving Bank Name: Cathay Bank

Receiving Bank Address: 4128 Temple City Blvd, Rosemead, CA 91770